Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Juniata Valley Financial Corp.

Mifflintown, Pennsylvania

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 15, 2013, relating to the consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2012, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

August 24, 2015